Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of Maple Mountain Pumpkins and Agriculture, Inc., a Nevada corporation (the “Company”), on Form 10-Q/A for the quarterly period ending March 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Ken Edwards, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ken Edwards

Date: May 14, 2008

Ken Edwards

President and Treasurer

(Principal Executive Officer and

Principal Financial Officer)